UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Fremont Street, Suite 2800 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

45 Fremont Street, Suite 2800, San Francisco, California 94105

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Bonus Plan

On December 13, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) approved the Glu Mobile Inc. 2013 Executive Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The material terms of the Bonus Plan are as follows:

•	Bonuses are earned and paid on an annual basis, and the executive officer must be employed with the Company both before October 1, 2013 and when the bonus is paid to be eligible to receive a bonus.

•

Target bonus levels are a fixed percentage of the executive officer’s annual base salary as of December 31, 2013. However, if an executive’s bonus level percentage is changed on or after July 1, 2013, then a weighted average calculation based on the date of the change will be used to calculate such executive officer’s bonus level percentage.

•

Any newly hired executive officer will become eligible to participate in the Bonus Plan beginning on the first day of the following quarter (i.e., an executive officer who is hired on April 1, 2013 will be eligible to participate in the Bonus Plan beginning on July 1, 2013), with such executive officer’s bonus payment prorated based on the date he or she becomes eligible to participate in the Bonus Plan.

•	For each of the Company’s executive officers, the total bonus is composed of two parts:

•	50% of the bonus is awarded based on the Company achieving the 2013 Annual Non-GAAP Revenues goal; and

•	50% of the bonus is awarded based on the Company achieving the 2013 Adjusted EBITDA goal.

•

The 2013 Annual Non-GAAP Revenues goal and the 2013 Adjusted EBITDA goal will be evaluated independently of each other. No bonuses will be paid with respect to a goal unless the Company achieves such goal at a level equal to 105% of the Company’s 2013 Board Plan (the “Minimum Threshold”). To the extent that the Company achieves a goal at a level equal to the Minimum Threshold, then each executive officer will receive a bonus that equals 25% of his or her target bonus amount. Accordingly, if the Company were to achieve both the 2013 Annual Non-GAAP Revenues goal and the 2013 Adjusted EBITDA goal at a level equal to the Minimum Threshold, then each executive officer will receive a bonus that equals 50% of his or her target bonus.

•

There are additive compensation components that provide for additional payouts on a stepped basis if the Company exceeds the Minimum Threshold for either goal. However, in no event may Niccolo de Masi, the Company’s President and Chief Executive Officer, and Eric Ludwig, the Company’s Executive Vice President and Chief Financial Officer, receive a bonus that exceeds 200% of his target bonus amount, and in no event may Matthew Ricchetti, the Company’s President of Studios, and Scott Leichtner, the Company’s Vice President and General Counsel, receive a bonus that exceeds 150% of his target bonus amount, regardless of the extent to which the Company exceeds the Minimum Threshold for either goal.

The target and maximum bonus amounts for each of the Company’s executive officers under the Bonus Plan are set forth in the table below:

Executive Officer	2013 Target Percentage	2013 Maximum Percentage	2013 Salary	2013 Target Bonus	2013 Maximum Bonus
Niccolo de Masi	100%	200%	$350,000	$350,000	$700,000
Eric Ludwig	75%	150%	$275,000	$206,250	$412,500
Matthew Ricchetti	100%	150%	$260,000	$260,000	$390,000
Scott Leichtner	35%	52.5%	$235,000	$82,250	$123,375

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.01	Glu Mobile Inc. 2013 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

December 14, 2012	By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

99.01	Glu Mobile Inc. 2013 Executive Bonus Plan